CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Diversified Income Trust:

We consent to the use of our report dated November 5, 2004 incorporated in this Registration Statement by reference, to the Putnam Diversified Income Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                        /s/ KPMG LLP
Boston, Massachusetts
January 25, 2005